Exhibit 10.1

REVOLVING NOTE

$7,500,000.00	Milwaukee, Wisconsin
November 16, 2006

On or before November 16, 2007 (herein called the “Maturity Date”), FOR VALUE RECEIVED, the undersigned, SEMCO ENERGY, INC., a Michigan corporation (herein called the “Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (herein called “Bank”), at the office of Bank at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or at such other office as Bank notifies Borrower in writing from time to time, in lawful currency of the United States of America, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00), or so much of said sum as has been advanced and is then outstanding hereunder, together with interest thereon as hereinafter set forth.

This Note is a note under which Advances (as hereafter defined), repayments and new Advances may be made from time to time, provided that Bank shall not be obligated to make any Advance hereunder (notwithstanding anything expressed or implied herein or elsewhere to the contrary), and Bank, at any time and from time to time, without notice, and in its sole and absolute discretion, may refuse to make Advances to Borrower hereunder without incurring any liability whatsoever and without in any way affecting Borrower’s liability hereunder for all amounts advanced. Advances hereunder may be requested in Borrower’s discretion by telephonic notice to Bank or by submission to Bank of a written request for an advance, in form acceptable to Bank, which request shall specify (i) the date and aggregate amount of the proposed Advance (which shall be at least Five Hundred Thousand Dollars ($500,000)), (ii) the maturity date (each a “Repayment Date”) for repayment of such Advance (which Repayment Date may be overnight or shall be agreed to by Bank and the Borrower, but in no event later than the Maturity Date), and (iii) any other terms to be applicable to such Advance. Any Advance requested by telephonic notice shall be confirmed by Borrower that same day by submission to Bank, either by first class mail or telefax, of a written request for such Advance. Borrower acknowledges that if Bank makes an Advance based on a telephonic request, it shall be for Borrower’s convenience and all risks involved in the use of such procedure shall be borne by Borrower, and Borrower expressly agrees to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an Advance by telephone who Bank reasonably believes to be authorized to request advances.

Interest on each Advance hereunder shall accrue at an annual rate equal to the Bid Margin (as hereafter defined) plus the Quoted Rate in effect as of the day such Advance is made. The term “Quoted Rate” means the one-month LIBOR rate quoted by Bank from Telerate Page 3750 or any successor thereto, which is that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in governmental regulations. The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by three hundred sixty (360). Principal and interest not paid when due shall bear interest from and after maturity until paid computed at a rate equal to two percent (2.0%) per annum plus the prime rate announced by Bank as in effect from time to time (“Default Interest”). Default Interest shall be payable as provided herein or otherwise upon demand.

Unless sooner accelerated in accordance with the terms of this Note, interest is payable beginning December 1, 2006, and on the first day of each consecutive month thereafter, plus a final interest payment on the Maturity Date.

Each Advance hereunder shall be payable upon the respective Repayment Date therefor (unless sooner accelerated in accordance with the terms of this Note). In the event that any Repayment Date occurs on any day which is not a Business Day, such Repayment Date shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Repayment Date applicable thereto shall occur on the next preceding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable during any such extensions of any Repayment Date.

The amount, applicable interest rate, and Repayment Date of each Advance shall be noted on Bank’s books and records, which books and records will be conclusive evidence thereof; provided, however, any failure on the part of Bank to make any such notation shall not relieve Borrower of its obligations to repay Bank all amounts owing under this Note when due in accordance with the terms hereof.

If: (a) Borrower fails to pay the principal amount of this Note, or any part thereof, when due, by maturity, acceleration or otherwise, or fails to pay any interest, fees or other amounts (other than principal) owing under this Note when due or upon demand, as applicable, and continuance thereof for more than three (3) Business Days; or (b) Borrower fails to comply with any of the terms or provisions of any agreement between Borrower and Bank (taking into account applicable periods of notice and cure, if any); or (c) Borrower becomes insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding and, in the event of an involuntary proceeding only, such proceeding is not dismissed within sixty (60) days, ceases doing business as a going concern, or is the subject of a dissolution; or (d) any warranty or representation made by Borrower in connection with this Note shall be discovered to be materially untrue or incomplete when made or when deemed made; or (e) there is a default or event of default under (i) that certain Second Amendment and Restated Credit Agreement, dated September 15, 2005, among Borrower, various financial institutions parties thereto as lenders, LaSalle Bank Midwest National Association, a national banking association, as administrative agent and arranger, National City Bank (fka National City Bank of the Midwest), a national banking association, as syndication agent, and U.S. Bank, N.A., as documentation agent, as the same may be amended, restated, supplemented or replaced from time to time, or (ii) that certain Indenture dated as of May 21, 2003, among Borrower and Fifth Third Bank, as trustee, relating to Borrower’s 7-1/8 % Senior Notes due 2008; or (f) there is any failure by Borrower to pay when due any of its other indebtedness in excess of Ten Million Dollars ($10,000,000.00) in the aggregate or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (g) there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon Borrower, including, without limit, any accounts of Borrower with Bank, for an amount in excess of One Million Dollars ($1,000,000.00); then Bank, upon the occurrence or existence of any of these conditions or events (each a “Default”), may at its option and without prior notice to Borrower, declare any or all of the indebtedness outstanding under this Note (the “Indebtedness”) to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), exercise any one or more of the rights and remedies granted to Bank by any agreement with Borrower or given to it under applicable law, or otherwise.

All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

Borrower waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to Borrower, or release, substitution or nonenforcement of any security, or release or substitution of any of Borrower, or any other party, whether with or without notice, shall affect the obligations of Borrower. Borrower agrees that Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with such right, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Borrower and the Indebtedness, provided that Bank shall not disclose any confidential information of Borrower unless the recipient of such disclosure has agreed to keep the information confidential.

Borrower agrees to reimburse Bank, or any other holder or owner of this Note, for any and all reasonable costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used (but excluding fees of in-house counsel for matters for which Bank has engaged outside counsel), whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

Borrower acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agree that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by a duly authorized officer of Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN.

This Note shall bind Borrower and Borrower’s successors and assigns.

For purposes of this Note, the following terms will have the following meanings:

“Advance” means a borrowing requested by Borrower and made by Bank under this Note in accordance with the terms hereof, including, without limitation, the continuation of an outstanding Advance.

“Bid Margin” means the per annum percentage rate quoted by Bank and accepted by Borrower with regard to an Advance requested hereunder.

“Business Day” means any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its commercial banking business in Milwaukee, Wisconsin.

Borrower agrees that Bank may, at any time after demand for payment or maturity of this Note, without notice or demand, set off against any credit balance or other money now or hereafter owed to Borrower by Bank any unpaid Indebtedness.

BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

Nothing herein shall limit any right granted Bank by other instrument or by law.

SEMCO ENERGY, INC.

By:	/s/ Michael V. Palmeri

Its:	SVP and CFO

By:

Its: